Exhibit 21

Subsidiaries of the Registrant as of March 31, 2017

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

Subsidiaries	State or country of incorporation or organization	% of voting securities	Owned by

Modine, Inc.	Delaware	100%	Registrant
Modine ECD, Inc.	Pennsylvania	100%	Registrant
Modine Jackson, Inc.	Delaware	100%	Registrant
Modine Thermal Systems Korea, LLC	Korea	100%	Registrant
Modine Manufacturing Company Foundation, Inc.	Wisconsin	100%	Registrant
Modine Thermal Systems (Changzhou) Company Ltd.	China	100%	Registrant
Modine Thermal Systems (Shanghai) Company Ltd.	China	100%	Registrant
Modine Manufacturing (Canada) Ltd.	Canada	100%	Registrant
Modine Thermal Systems Private Limited	India	99%	Registrant (1)
Modine UK Dollar Limited	UK	100%	Registrant
Airedale International Air Conditioning Limited	UK	100%	Modine UK Dollar Limited
Airedale Group Limited	UK	100%	Airedale International Air Conditioning Limited
Airedale Sheet Metal Limited	UK	100%	Airedale International Air Conditioning Limited
Airedale Compact Systems Limited	UK	100%	Airedale International Air Conditioning Limited
AIAC Air Conditioning S.A. (Pty) Limited	South Africa	100%	Airedale International Air Conditioning Limited
Barkell Limited	UK	100%	Airedale International Air Conditioning Limited
Modine LLC	Delaware	100%	Modine, Inc.
Modine do Brasil Sistemas Termicos Ltda.	Brazil	99.9%	Modine, Inc. (2)
Modine Transferencia de Calor, S.A. de C.V.	Mexico	99.6%	Modine, Inc. (2)
Luvata Heat Transfer Solutions, Inc.	Delaware	100%	Registrant
Luvata Astro LLC	Delaware	100%	Luvata Heat Transfer Solutions, Inc.
Luvata Grenada LLC	Delaware	100%	Luvata Heat Transfer Solutions, Inc.
Luvata Electrofin, Inc.	Kentucky	100%	Luvata Heat Transfer Solutions, Inc.
Luvata Electrofin Texas, Inc.	Kentucky	100%	Luvata Electrofin, Inc.
Luvata Juarez S. de R.L. de C.V.	Mexico	100%	Luvata Grenada LLC
Luvata Ramos S. de R.L. de C.V.	Mexico	99.97%	Luvata Electrofin Texas, Inc. (4)
Luvata Serv. Ramos S. de R.L. de C.V.	Mexico	99.97%	Luvata Electrofin Texas, Inc. (4)
Modine Acquisition, Inc.	Wisconsin	100%	Registrant
Enidom Dutch Holding C.V.	Netherlands	99.999%	Modine Acquisition, Inc. (2)
Modine Netherlands Holding B.V.	Netherlands	100%	Enidom Dutch Holding C.V.
Modine Caribbean (Barbados) SRL	Barbados	100%	Enidom Dutch Holding C.V.
Luvata Heat Transfer Solutions Asia Holding AB	Sweden	100%	Modine Netherlands Holding B.V.
Luvata Heat Transfer Solutions (Zhongshan) Co., Ltd.	China	100%	Luvata Heat Transfer Solutions Asia Holding AB
Luvata India Private Ltd.	India	99.998%	Luvata Heat Transfer Solutions Asia Holding AB (5)
Modine Europe GmbH	Germany	90%	Modine Netherlands Holding B.V. (2)
Modine Austria Holding GmbH	Austria	100%	Modine Europe GmbH
Modine Austria GmbH	Austria	100%	Modine Austria Holding GmbH
Modine Austria Immobilien GmbH	Austria	100%	Modine Austria GmbH
Modine Pliezhausen GmbH	Germany	100%	Modine Europe GmbH

Subsidiaries	State or country of incorporation or organization	% of voting securities	Owned by
Modine RUS Limited Liability Company	Russia	100%	Modine Europe GmbH
Modine Grundstucksverwaltungs GmbH	Germany	100%	Modine Europe GmbH
Modine Wackersdorf GmbH	Germany	100%	Modine Europe GmbH
Modine Neuenkirchen GmbH	Germany	100%	Modine Europe GmbH
Modine Hungaria Gep. Kft.	Hungary	100%	Modine Europe GmbH
Modine Uden B.V.	Netherlands	100%	Modine Hungaria Gep. Kft.
Luvata SRB d.o.o. Sremska	Serbia	100%	Modine Hungaria Gep. Kft.
Luvata Austria GmbH	Austria	100%	Modine Hungaria Gep. Kft.
Luvata Gailtal GmbH	Austria	99%	Luvata Austria GmbH (6)
Modine Pontevico S.r.l.	Italy	100%	Modine Hungaria Gep. Kft.
Luvata Italy Srl	Italy	100%	Modine Pontevico S.r.l.
Heat Exchangers UK Ltd.	United Kingdom	100%	Luvata Italy Srl
Luvata Guadalajara SA	Spain	100%	Luvata Italy Srl
Luvata Söderköping AB	Sweden	100%	Luvata Italy Srl
Luvata Far East Srl	Italy	100%	Luvata Italy Srl
Luvata Heat Transfer Solutions (Wuxi) Co., Ltd.	China	100%	Luvata Far East Srl

(1)	Balance of voting securities held by Modine, Inc.
(2)	Balance of voting securities held by the Registrant
(3)	Balance of voting securities held by Modine Europe GmbH
(4)	Balance of voting securities held by Luvata Electrofin, Inc.
(5)	Balance of voting securities held by Luvata Far East Srl
(6)	Balance of voting securities held by Luvata Italy Srl